UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015

ACTINIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52446	74-2963609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 Third Avenue, 21st Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 243-9495

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

Actinium Pharmaceuticals, Inc. (the “Company”) issued a press release on November 25, 2015 regarding a letter that was sent to shareholders outlining recent and expected milestones. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference. On November, 25, 2015, the Company also issued a press release regarding the filing of an Application for Orphan Drug Designation with the U.S. Food and Drug Administration for Iomab-B, a radioimmunotherapeutic that conditions refractory and relapsed Acute Myeloid Leukemia patients for a Hematopoietic Stem Cell Transplant, commonly referred to as a Bone Marrow Transplant. A copy of the Company’s press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2015, pursuant to Section 10.1 of the Amended and Restated Bylaws (as amended, the “Bylaws”) of the Company, the board of directors of the Company adopted the Second Amendment to the Amended and Restated Bylaws of the Company (the “Second A&R Bylaws”), effective immediately upon adoption. The Second A&R Bylaws reduce the quorum required for the Company’s annual meeting of stockholders from a majority to thirty-four percent (34%) of the voting power of the shares of the Company. A copy of the Second A&R Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
99.1	Press Release, dated November 25, 2015
99.2	Press Release, dated November 25, 2015
3.2	Second Amendment to Amended and Restated Bylaws, effective as of November 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2015	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Kaushik J. Dave
	Name:	Kaushik J. Dave
	Title:	Chief Executive Officer

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